                                                                    Exhibit 10.9

                           AMENDMENT NO. 6 TO LEASE
                           ------------------------

          This Amendment No. 6 to Lease ("Amendment") is made and entered into as of this 21st day of December, 2000, by and among ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord"), JB OXFORD & COMPANY, a Utah corporation ("Tenant"), and JB OXFORD HOLDINGS, INC., a Utah corporation ("Prior Tenant"), with reference to the following facts:

          A. St. George Beverly Hills, Inc. ("St. George") and Otra Clearing, Inc. ("Otra") entered into that certain Standard Office Lease and Addendum dated January 31, 1992 (the "Original Lease"), pursuant to which Otra leased certain space (the "Premises") in the building (the "Project") located at 9665 Wilshire Boulevard, Beverly Hills, California.

          B. The Original Lease was amended pursuant to that certain Amendment No. 1 to Lease, dated as of October 31, 1995, by and between St. George and Tenant, as the successor to Otra's interests under the Original Lease (the "First Amendment").

          C. The Original Lease was further amended pursuant to that certain Amendment No. 2 to Lease by and between Landlord's predecessor-in-interest and Tenant, dated July 8, 1996 (the "Second Amendment").

          D. The Original Lease was further amended pursuant to that certain Amendment No. 3 to Lease by and between Landlord and Tenant, dated February 4, 1997 (the "Third Amendment").

          E. The Original Lease was further amended pursuant to that certain Amendment No. 4 to Lease by and between Landlord and Tenant, dated September 7, 1999 (the "Fourth Amendment").

          F. The Original Lease was further amended pursuant to that certain Amendment No. 5 to Lease by and between Landlord and Tenant dated December 7, 1999 (the "Fifth Amendment").

          G. The Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment is hereinafter collectively referred to as the "Lease."

          H. Landlord and Tenant desire to further amend the Lease in accordance with the terms of this Agreement. Prior Tenant desires to assign all of its right, title and interest under the Lease to Tenant, Tenant agrees to assume all of Prior Tenant's obligations, duties and liabilities under the Lease and Landlord approves of such assignment and assumption.

          I. All capitalized terms used herein not specifically defined in this Amendment shall have the meanings ascribed to such terms in the Lease. The term "Lease" where used in the Lease shall hereinafter refer to the Lease, as amended by this Amendment. The term "Premises" shall mean the following suites in the
Project:  Suites 210, 220 (formerly known as Suite 218), 300 and 888.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:

          1.  Term; Assignment and Assumption.
              -------------------------------

              (a) The term of Tenant's lease of the Premises is hereby extended until December 31, 2010 (the "Expiration Date"). The period from the New Commencement Date (defined below) until the Expiration Date is sometimes referred to as the "Current Term".

              (b) Effective as of the New Commencement Date, Prior Tenant assigns, transfers and grants to Tenant all of Prior Tenant's right, title and interest under the Lease to Tenant and Tenant assumes all of Prior Tenant's obligations, duties and liabilities under the Lease. Landlord hereby approves of such assignment and assumption.

          2.  Basic Rental.  From and after January 1, 2001 (the "New
              ------------
Commencement Date") until the Expiration Date, and regardless of the degree of completion of the Tenant Improvements (defined in Exhibit A attached hereto), but subject to the terms of Paragraph 14(c) below, Tenant's obligation to pay Monthly Basic Rental for the Premises (other than Suite 525) shall be in accordance with the following schedule:

 MONTHLY PERIOD            ANNUAL BASIC           MONTHLY BASIC        MONTHLY RENTAL PER
 (following New               RENTAL                RENTAL            RENTABLE SQUARE FOOT
 Covenant Date)
----------------------------------------------------------------------------------------------
  Months 1-30              $1,118,925.00           $ 93,243.75                  $3.75

  Months 31-60             $1,178,601.00           $ 98,216.75                  $3.95

  Months 61-90             $1,238,277.00           $103,189.75                  $4.15

  Months 91-120            $1,297,953.00           $108,162.75                  $4.35

          3.  Suite 525. From and after the New Commencement Date, Tenant shall
              ---------
continue to be obligated to pay Monthly Basic Rental for Suite 525 in an amount equal to $6,903.00 per month ($3.00 per rentable square foot per month) and otherwise in accordance with the terms of the Lease, provided that Tenant shall have the right to terminate the Lease (as it relates only to Suite 525) by notifying Landlord in writing of such election between February 1, 2001 and June 30, 2001 (the date of Tenant's delivery of such notice to be hereinafter referred to as "Termination Notice Date"). The effective date of any such termination by Tenant pursuant to the preceding sentence shall be the date which is 90 days after the Termination Notice Date (the "Termination Date"), and accordingly if Tenant timely and properly exercises such termination option, Tenant shall surrender Suite 525 to Landlord on or before the Termination Date in accordance with the terms of the Lease. If Tenant timely and properly terminates the Lease (as it relates only to Suite 525) pursuant to the terms of this Paragraph 3, Tenant shall remain obligated for the payment of Monthly Basic Rental with respect to Suite 525 until the Termination Date at $6,903.00 per month, in addition to all of Tenant's other obligations under the Lease with respect to Suite 525 until the Termination Date. If, however, Tenant fails to timely and properly terminate the Lease (as it relates only to Suite 525) in accordance with the terms of this paragraph, then effective as of March 1, 2001, and in addition to Tenant's obligations with respect to the balance of the Premises, Tenant's Monthly Basic Rental with respect to Suite 525 only shall be increased in accordance with the following schedule:

    MONTHLY PERIOD              ANNUAL             MONTHLY BASIC         MONTHLY RENTAL PER
   (following New              BASIC RENTAL           RENTAL            RENTABLE SQUARE FOOT
 Commencement Date)
--------------------------------------------------------------------------------------------------
 July 1, 2001- Month 30         $ 93,328.56          $7,777.38                  $3.38

     Months 31-60               $ 98,850.96          $8,237.58                  $3.58

     Months 61-90               $104,373.36          $8,697,78                  $3.78

     Months 91-120              $109,895.76          $9,157.98                  $3.98

          4.  Release by Tenant. Except for Landlord's continuing liability in
              -----------------
accordance with the Lease (with respect to the Premises, other than Suite 525) ("Landlord's Surviving Obligations"), if Tenant timely and properly terminates the Lease (as it relates only to Suite 525) in accordance with paragraph 3 above, effective on the Termination Date, Tenant and Prior Tenant, on behalf of themselves and their predecessors, successors, affiliates and assigns, and all other persons, firms and corporations claiming through Tenant and Prior Tenant, and each of them (collectively, the "Tenant Releasing Parties"), does hereby release Landlord and its predecessors, successors, affiliates and assigns, and their respective partners, officers, shareholders, agents, contractors, representatives, employees and attorneys (collectively the "Landlord Released Parties"), of and from any and all claims, demands, disputes, damages, liabilities, obligations, controversies, debts, costs, expenses, lawsuits, actions, causes of action and other rights to relief, both legal and equitable, of every kind and nature, whether now known or unknown, suspected or unsuspected, past or present, contingent or fixed, which the Tenant Releasing Parties, or any of them, now have, had, or at any time hereafter may have, against the Landlord Released Parties, or any of them, arising out of or in connection with the Lease (as it relates only to Suite 525) and Suite 525.

          5.  Release by Landlord.  Except for Tenant's continuing liability in
              -------------------
accordance with the Lease (with respect to the Premises, other than Suite 525) and those obligations under the Lease with respect to Suite 525 which survive the termination of the Lease as to Suite 525 ("Tenant's Surviving Obligations"), if Tenant timely and properly terminates the Lease (as it relates only to Suite
525) in accordance with paragraph 3 above, effective on the Termination Date, Landlord, on behalf of itself and its predecessors, successors, affiliates and assigns, and all other persons, firms and corporations claiming through Landlord, and each of them (collectively, the "Landlord Releasing Parties"), does hereby release Tenant and Prior Tenant and their predecessors, successors, affiliates and assigns, and their respective partners, officers, shareholders, agents, contractors, representatives, employees and attorneys (collectively, the "Tenant Released Parties"), of and from any and all claims, demands, disputes, damages, liabilities, obligations, controversies, debts, costs, expenses, lawsuits, actions, causes of action and other rights to relief, both legal and equitable, of every kind and nature, whether now known or unknown, suspected or unsuspected, past or present, contingent or fixed, which the Landlord Releasing Parties, or any of them, now have, had, or any time hereafter may have, against the Tenant's Released Parties, or any of them, arising out of or in connection with the Lease (as it relates only to Suite 525) and Suite 525.

          6.  Condition of Premises.  If Tenant timely and properly terminates
              ---------------------
the Lease (as it relates only to Suite 525) in accordance with paragraph 3 above, Tenant agrees to surrender Suite 525 to Landlord in accordance with the terms of Article 29 of the Original Lease.

          7.  Keys.  If Tenant timely and properly terminates the Lease (as it
              ----
relates only to Suite 525) in accordance with paragraph 3 above, on or before the Termination Date, Tenant shall deliver to Landlord all keys in its possession to all doors in Suite 525.

          8.  Direct Costs.  Effective as of the New Commencement Date, the Base
              ------------
Year shall be adjusted to be the calendar year 2001 (except that the Base Year with respect to Suite 525 shall continue to be the calendar year 2000, unless Tenant fails to timely and properly exercise its termination right under Paragraph 3 above, in which event as of March 1, 2001, the Base Year for Suite 525 shall be adjusted to be the calendar year 2001). Effective as of the New Commencement Date, Tenant's Proportionate Share of the Premises (other than Suite 525) shall be 15.67% and Tenant's Proportionate Share of Suite 525 shall be 1.45%. If Tenant fails to timely and properly terminate the Lease (as it relates only to Suite 525) pursuant to Paragraph 3 above, then as of March 1, 2001, the Tenant's Proportionate Share for the Premises and Suite 525 shall be aggregated to be 17.12%.

          9.  Prepaid Rent/Security Deposit.  Concurrently with Tenant's
              -----------------------------
execution of this Amendment, Tenant shall deliver to Landlord (i) an amount equal to $46,635.93 to be held by Landlord as an additional security deposit under the Lease (thereby increasing the total security deposit being held by Landlord under the Lease to $108,120.68) and (ii) an amount equal to $99,400.80 on account of Monthly Basic Rental for the entire Premises (including Suite 525) for the first full month following the New Commencement Date. If Tenant terminates the Lease (as it relates only to Suite 525) pursuant to paragraph 3 above, Landlord agrees to return to Tenant that portion of the security deposit being held by Landlord which relates to Suite 525 ($9,157.98), subject to Landlord's right to retain all or any portion of said security deposit in accordance with the terms of Article 3 of the Original Lease.

          10. Parking.  From and after the New Commencement Date, Tenant shall
              -------
rent seventy-four (74) unreserved parking passes in the Project's parking facilities at the then prevailing parking rates in the Project, and otherwise in accordance with the terms of the Lease. Such parking passes shall be in lieu of any existing parking passes granted to Tenant under the Lease with respect to the Premises (other than Suite 525). With respect to Suite 525, Tenant shall rent seven (7) unreserved parking passes in the Project's parking facilities (increasing Tenant's total unreserved parking passes to 81) at the then prevailing parking rates for such passes, provided that in the event Tenant terminates the Lease (as it relates only to Suite 525) pursuant to Paragraph 3 above, Tenant shall no longer have the right to lease any of such seven (7) unreserved parking passes.

          11. Tenant Improvements.  Landlord agrees to perform certain tenant
              -------------------
improvement work in the Premises (other than in Suite 525) in accordance with the terms of the Work Letter Agreement attached hereto as Exhibit "A".

          12. Option to Extend.
              ----------------

              (a) Option Right.  In lieu of any renewal rights granted to Tenant
                  ------------
under the terms of the Lease, Landlord hereby grants the Tenant named in this Amendment ("Original Tenant") one (1) option ("Option") to extend the Current Term for a period of five (5) years (the "Option Term"), which Option shall be exercisable only by written notice delivered by Tenant to Landlord as set forth below. The rights contained in this Paragraph 12 shall be personal to the Original Tenant and any Affiliate of Tenant (including any successor in interest of Tenant) and may only be exercised by the Original Tenant and any Affiliate of Tenant (including any successor in interest of Tenant) (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in the Lease) if the Original Tenant and/or any Affiliate of Tenant (including any successor in interest of Tenant) occupies at least 75% of the rentable square footage of the entire Premises as of the date of Tenant's Acceptance (as defined in Paragraph 12(c) below).

              (b) Option Rent.  The rent payable by Tenant during the Option
                  -----------
Term ("Option Rent") shall be equal to the "Market Rent" (defined below), but in no event shall the Option Rent be less than Tenant is paying under the Lease on the month immediately preceding the Option Term for Monthly Basic Rental, including all escalations, direct costs, additional rent and other charges. "Market Rent" shall mean the applicable Monthly Basic Rental, including all escalations, direct costs, additional rent and other charges at which tenants, as of the commencement of the Option Term, are leasing non-renewal, non-sublease, non-equity space comparable in size, location and quality to the Premises for a term comparable to the Option Term, which comparable space is located in office buildings comparable to the Project in Beverly Hills, California, taking into consideration any free rent, tenant improvement allowances (with Landlord to be credited with the value of the existing improvements in the Premises to Tenant, as compared to the value of the existing improvements in such comparable space, with such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Tenant with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Tenant) and any other monetary concessions. Market Rent shall not take into consideration the value of any data or voice cabling installed in the Premises by or on behalf of Tenant.

              (c) Exercise of Option. The Option shall be exercised by Tenant
                  ------------------
only in the following manner: (i) Tenant shall not be in material default, and shall not have been in material default under the Lease more than twice, on the delivery date of the Interest Notice and Tenant's Acceptance; (ii) Tenant shall deliver written notice ("Interest Notice") to Landlord not more than ten (10) months nor less than nine (9) months prior to the expiration of the Current Term, stating that Tenant is interested in exercising the Option, (iii) within fifteen (15) business days of Landlord's receipt of Tenant's written notice, Landlord shall deliver notice ("Option Rent Notice") to Tenant setting forth the Option Rent; and (iv) if Tenant desires to exercise such Option, Tenant shall provide Landlord written notice within five (5) business days after receipt of the Option Rent Notice ("Tenant's Acceptance") and upon, and concurrent with such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice. Tenant's failure to deliver the Interest Notice or Tenant's Acceptance on or before the dates specified above shall be deemed to constitute Tenant's election not to exercise the Option. If Tenant timely and properly exercises its Option, the Current Term shall be extended for the Option Term upon all of the terms and conditions set forth in the Lease, except that the rent for the Option Term shall be as indicated in the Option Rent Notice unless Tenant, concurrently with Tenant's acceptance, objects to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure and the Option Rent shall be determined, as set forth in paragraph 12(d) below.

              (d)  Determination of Market Rent.  If Tenant timely and
                   ----------------------------
appropriately objects to the Market Rent in Tenant's Acceptance, Landlord and Tenant shall attempt to agree upon the Market Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within twenty-one (21) days following Tenant's Acceptance ("Outside Agreement Date"), then each party shall make a separate determination of the Market Rent which shall be submitted to each other and to arbitration in accordance with the following items (i) through (vii):

                   (i) Landlord and Tenant shall each appoint, within ten (10) days of the Outside Agreement Date, one arbitrator who shall by profession be a current real estate broker or appraiser of commercial office properties in the immediate vicinity of the Project, and who has been active in such field over the last five (5) years. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Market Rent is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements of item (b), above.

                   (ii)  The two (2) arbitrators so appointed shall within five
(5) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

                   (iii) The three (3) arbitrators shall within fifteen (15) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Market Rent, and shall notify Landlord and Tenant thereof.

                   (iv) The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

                   (v) If either Landlord or Tenant fails to appoint an arbitrator within ten (10) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

               (vi) If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this item (d).

               (vii) The cost of arbitration shall be paid by Landlord and Tenant equally.

          13.  Right of First Offer.  Landlord hereby grants to Tenant a one-
               --------------------
time right of first offer with respect to that space on the second and eighth floors of the Project ("First Offer Space"). Notwithstanding the foregoing, (i) such first offer right of Tenant shall commence only following the expiration or earlier termination of (A) any existing lease pertaining to the First Offer Space, and (B) as to any First Offer Space which is vacant as of the date of this Amendment, the first lease pertaining to any portion of such First Offer Space entered into by Landlord after the date of this Amendment (collectively, the "Superior Leases"), including any renewal of such existing or future lease, whether or not such renewal is pursuant to an express written provision in such lease, and regardless of whether any such renewal is consummated pursuant to a lease amendment or a new lease, and (ii) such first offer right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to (A) the tenants of the Superior Leases and (B) any other tenant of the Project (the rights described in items (i) and (ii), above to be known collectively as "Superior Rights"). Tenant's right of first offer shall be on the terms and conditions set forth in this paragraph 13.

              (a) Procedure for Offer.  Landlord shall notify Tenant ("First
                  -------------------
Offer Notice") from time to time when Landlord determines that Landlord shall commence the marketing of any First Offer Space because such space shall become available for lease to third parties, where no holder of a Superior Right desires to lease such space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord's proposed economic terms and conditions applicable to Tenant's lease of such space (collectively, the "Economic Terms"). Notwithstanding the foregoing, Landlord's obligation to deliver the First Offer Notice shall not apply during the last nine (9) months of the Current Term unless Tenant has delivered an Interest Notice to Landlord pursuant to paragraph 12 above nor shall Landlord be obligated to deliver the First Offer Notice during the last eight (8) months of the Current Term unless Tenant has timely delivered Tenant's Acceptance to Landlord pursuant to paragraph 12 above.

              (b) Procedure for Acceptance. If Tenant wishes to exercise
                  ------------------------
Tenant's right of first offer with respect to the space described in the First Offer Notice, then within five (5) business days after delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant's exercise its right of first offer with respect to the entire space described in the First Offer Notice. If concurrently with Tenant's exercise of the first offer right, Tenant notifies Landlord that it does not accept the Economic Terms set forth in the First Offer Notice, Landlord and Tenant shall, for a period of fifteen (15) days after Tenant's exercise, negotiate in good faith to reach agreement as to such Economic Terms. If Tenant does not so notify Landlord that it does not accept the Economic Terms set forth in the First Offer Notice concurrently with Tenant's exercise of the first offer right, the Economic Terms shall be as set forth in the First Offer Notice. In addition, if Tenant does not exercise its right of first offer within the five (5) business day period, or, if Tenant exercises its first offer right but timely objects to Landlord's determination of the Economic Terms and if Landlord and Tenant are unable to reach agreement on such Economic Terms within said fifteen (15) day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires and Tenant's right of first offer shall terminate as to the First Offer Space described in the First Offer Notice. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

              (c) Construction of First Offer Space. Except as otherwise set
                  ---------------------------------
forth in the Economic Terms, Tenant shall take the First Offer Space in its "as-is" condition, and Tenant shall be entitled to construct improvements in the First Offer Space in accordance with the provisions of Article 8 of the Original Lease.

              (d) Lease of First Offer Space.  If Tenant timely exercises
                  --------------------------
Tenant's right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute a further amendment adding such First Offer Space to the Lease upon the same non-economic terms and conditions as applicable to the Premises, and the economic terms and conditions as provided in paragraph 13(a) above. Tenant shall commence payment of rent for the First Offer Space and the lease term of the First Offer Space shall commence upon the date of delivery of such space to Tenant. The lease term for the First Offer Space shall expire co-terminously with Tenant's lease of the Premises.

              (e) No Defaults.  The rights contained in this paragraph 13 shall
                  -----------
be personal to the Original Tenant and any Affiliate of Tenant (including any successor-in-interest of Tenant), and may only be exercised by the Original Tenant and any Affiliate of Tenant (including any successor-in-interest of Tenant) (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Amendment) if the Original Tenant and/or any Affiliate of Tenant (including any successor-in-interest of Tenant) occupies at least 75% of the rentable square footage of the entire Premises as of the date of the First Offer Notice. Tenant shall not have the right to lease First Offer Space as provided in this Paragraph 13 if, as of the date of the First Offer Notice, or, at Landlord's option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under the Lease or Tenant has previously been in default under the Lease more than once.

          14. Building Top Signage.
              --------------------

              (a) Provided Tenant directly leases at least 20,000 rentable square feet in the Project, Tenant, at Tenant's sole expense shall have the right to exclusive top-of-building signage on two (2) sides of the Project ("Tenant's Top-of-Building Signage"). Tenant's Top-of-Building Signage shall be subject to Landlord's approval (which will not be unreasonably delayed and which may be given or withheld by Landlord in its sole discretion, as Landlord reasonably determines) as to size, design, location, graphics, materials, colors and similar specifications and shall be consistent with the exterior design, materials and appearance of the Project and the Project's signage program and shall be further subject to all applicable local governmental laws, rules, regulations, codes and other approvals. Tenant's Top-of-Building Signage shall also comply with and be subject to the terms of Exhibit "B" attached hereto. Subject to compliance with all laws and the other restrictions set forth in the preceding sentence, Tenant's Top-of-Building Signage may be illuminated. Tenant's Top-of-Building Signage shall be personal to the Original Tenant and may not be assigned to any assignee or sublessee, or any other person or entity. Notwithstanding the foregoing, an Affiliate of Tenant shall have the right to Tenant's Top-of-Building Signage to the extent Landlord, in its reasonable discretion, determines that (i) the character, image and reputation of said Affiliate is consistent with the character, image and reputation of Tenant or the other tenants in the Project, and (ii) allowing said Affiliate to have said Tenant's Top-of-Building Signage will not impair or injure the reputation or image of the Project. The cost incurred in connection with the initial purchase and installation of Tenant's Top-of-Building Signage and the cost to operate Tenant's Top-of-Building Signage shall be paid for by Tenant, and Tenant shall be separately metered for such operating expenses (the cost of separately metering any utility usage shall also be paid for by Tenant). Upon the expiration of the lease term, or other earlier termination of the Lease, or in the event the conditions precedent to the grant of Tenant's Top-of-Building Signage are no longer satisfied, Tenant shall remove Tenant's Top-of-Building Signage and Tenant shall be responsible for any and all costs associated with the removal of Tenant's Top-of-Building Signage, including, but not limited to, the cost to repair and restore the Project to its original condition, normal wear and tear excepted.

              (b) Notwithstanding anything to the contrary contained in this Agreement, if, despite the diligent good faith efforts of Tenant, either (i) all governmental approvals are obtained for one (1) top-of-building sign, but Tenant and Landlord are unable to agree upon the appearance of said sign (despite Landlord's and Tenant's reasonable, good faith efforts to so agree), or (ii) Tenant is unable to obtain on or before the date which is 90 days after the mutual execution and delivery of this Amendment, all necessary governmental approvals for at least one (1) top-of-building sign (and provided such failure is not the result of any act or omission by Tenant or any agent, employee, or representative of Tenant), then this Amendment shall be deemed null and void and of no further force or effect (in which event the Lease shall remain in effect as if this Amendment never existed), except that Tenant shall be entitled to retain the Tenant Improvement Allowance and/or any FF&E Allowance funded or required to be funded by Landlord to Tenant pursuant to the Work Letter Agreement attached hereto as Exhibit A.

              (c) Notwithstanding anything to the contrary contained in Paragraph 2 above, if Tenant is only able to obtain governmental approvals for one (1) top-of-building sign (despite Tenant's diligent good faith efforts to obtain said approvals), Tenant's Basic Rental obligations for the Premises (other than Suite 525) shall be in accordance with the following schedule:

                                                                            Monthly Rental Per
                                                                            ------------------
    Monthly Period         Annual Basic Rental    Monthly Basic Rental     Rentable Square Foot
    --------------         -------------------    --------------------     --------------------

      Months 1-30             $1,106,989.80           $ 92,249.15                  $3.71

      Months 31-60            $1,166,665.80           $ 97,222.15                  $3.91

      Months 61-90            $1,226,341.80           $102,195.15                  $4.11

     Months 91-120            $1,286,017.80           $107,168.15                  $4.31

          15.  AS-IS; Tenant Improvements. Except as otherwise set forth in the
               --------------------------
Work Letter attached hereto, the Premises (including Suite 525) shall continue to be leased by Tenant as of the New Commencement Date in its "as-is, where-is condition", with all faults.

          16.  Estoppel.  Tenant warrants, represents and certifies to Landlord
               --------
that as of the date of this Amendment, (a) Landlord is not in default under the Lease, and (b) Tenant does not have any defenses or offsets to payment of rent and performance of its obligations under the Lease as and when same becomes due.

          17.  Attorney's Fees.  In the event either party shall commence an
               ---------------
action to enforce any provision of this Amendment, the prevailing party in such action shall be entitled to receive from the other party, in addition to damages, equitable or other relief, and all costs and expenses incurred, including reasonable attorneys fees and court costs and the fees and costs of expert witnesses, and fees incurred to enforce any judgment obtained. This provision with respect to attorneys fees incurred to enforce a judgment shall be severable from all other provisions of this Amendment, shall survive any judgment, and shall not be deemed merged into the judgment.

          18.  Brokers.  Tenant represents and warrants to Landlord that, other
               -------
than Julien J. Studley, Inc., it has not dealt with any broker with respect to this Amendment. If Tenant has dealt with any other broker or person, Tenant shall be solely responsible for the payment of any fees due said person or firm and Tenant shall protect, indemnify, hold harmless and defend Landlord from any liability in respect thereto.

          19.  Authority.  Tenant has full power and authority to enter into
               ---------
this Amendment and the person signing on behalf of Tenant has been fully authorized to do so by all necessary corporate or partnership action on the part of Tenant.

          20.  Joint and Several.  The terms "Landlord" and "Tenant" as used
               -----------------
herein shall include the plural as well as the singular, the neuter shall include the masculine and feminine genders and the obligations herein imposed upon Tenant shall be joint and several as to each of the person, firms or corporations of which Tenant may be composed.

          21.  Lease in Full Force.  Except for those provisions which are
               -------------------
inconsistent with this Amendment and those terms, covenants and conditions for which performance has heretofore been completed, all other terms, covenants and conditions of the Lease shall remain in full force and effect and Tenant hereby ratifies the Lease, as amended hereby.

          22.  Time of Essence.  Time is of the essence with respect to the
               ---------------
obligations of the parties hereunder.

          IN WITNESS WHEREOF, this Amendment is executed as of the date first written above.

"Landlord"                                     "Prior Tenant"
ARDEN REALTY LIMITED PARTNERSHIP, a            JB OXFORD HOLDINGS, INC., a Utah
 Maryland limited partnership                  corporation

By:  Arden Realty, Inc., a Maryland
     corporation                               By: /s/ James G. Lewis
                                               ---------------------------------------
                                               Name: James G. Lewis
                                               Title: President and Chief Operating Officer
     By: /s/ Victor Coleman
     ---------------------------------
     Name:  Victor Coleman                     By: /s/ Scott G. Monson
                                               ---------------------------------------
     Title: President                          Name: Scott G. Monson
     and Chief Operating Officer               Title: Secretary


     By:  /s/ Robert C. Peddicord
     ---------------------------------
     Name: Robert C. Peddicord
     Title: Senior Vice President
                                               "Tenant"

                                               JB OXFORD & COMPANY, a Utah corporation


                                               By: /s/ James G. Lewis
                                               ---------------------------------------
                                               Name: James G. Lewis
                                               Title: Chief Executive Officer


                                               By: /s/ Michael J. Chiodo
                                               ---------------------------------------
                                               Name: Michael J. Chiodo
                                               Title: Chief Financial Officer

                                  EXHIBIT "A"

                              TENANT WORK LETTER



     This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises (other than Suite
525). The term "Premises" for purposes of this Tenant Work Letter only shall not include Suite 525.

                                   SECTION 1
                                   ---------

                LANDLORD'S INITIAL CONSTRUCTION IN THE PREMISES
                -----------------------------------------------

     Landlord has constructed, at its sole cost and expense, the base, shell and core (i) of the Premises, and (ii) of the floor of the Project on which the Premises is located (collectively, the "Base, Shell and Core"). Tenant has inspected and hereby approves the condition of the Base, Shell and Core, and agrees that the Base, Shell and Core shall be delivered to Tenant in its current "as-is" condition. The improvements to be initially installed in the Premises shall be designed and constructed pursuant to this Tenant Work Letter. Any costs of initial design and construction of any improvements to the Premises shall be a "Tenant Improvement Allowance Item", as that term is defined in Section 2.2 of this Tenant Work Letter.

                                   SECTION 2
                                   ---------

                              TENANT IMPROVEMENTS
                              -------------------

     2.1   Tenant Improvement Allowance.  Subject to reduction as a result of
           ----------------------------
any funding by Landlord pursuant to Section 5 below, Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of $300,000.00 [BASED ON $13.70 PER USABLE SQUARE FOOT] for the costs relating to the performance of certain purely cosmetic work in the Premises (the "Tenant Improvements"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. If as of the date which is 30 days after the mutual execution and delivery of this Amendment, the Tenant Improvement Allowance exceeds the sum of (i) the cost, if any, of the Tenant Improvements paid for by Landlord pursuant to the terms of this Work Letter, plus (ii) the amount, if any, concurrently paid by Landlord to Tenant pursuant to Section 5 of this Work Letter, such excess shall be promptly paid by Landlord to Tenant (which payment shall exhaust the Tenant Improvement Allowance) and Landlord shall have no further obligations under this Work Letter.

     2.2   Disbursement of the Tenant Improvement Allowance. Except as
           ------------------------------------------------
otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process) for the costs of the construction of the Tenant Improvements and for the following items and costs (collectively, the "Tenant Improvement Allowance Items"): (i) payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Tenant Work Letter;
(ii) the cost of permits and construction supervision fees; (iii) the cost of any changes in the Base, Shell and Core required by the Construction Drawings;
(iv) the cost of any changes to the Construction Drawings or Tenant Improvements required by applicable building codes (the "Code"); (v) any other costs triggered by the performance of the Tenant Improvements which are required by any Code; and (vi) the cost of demolishing any existing improvements in the Premises. However, in no event shall more than Three and 00/100 Dollars ($3.00) per usable square foot of the Tenant Improvement Allowance be used for the items described in (i) and (ii) above; any additional amount incurred as a result of
(i) and (ii) above shall be deemed to constitute an Over-Allowance Amount.

     2.3   Standard Tenant Improvement Package. Landlord has established
           -----------------------------------
specifications (the "Specifications") for the Project standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the "Standard Improvement Package"), which Specifications are available upon request. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that Landlord may, at Landlord's option, require the Tenant Improvements to comply with certain Specifications.

                                   SECTION 3
                                   ---------

                             CONSTRUCTION DRAWINGS
                             ---------------------

     3.1   Selection of Architect/Construction Drawings. Tenant shall retain an
           --------------------------------------------
architect/space planner designated by Landlord (the "Architect") to prepare the "Construction Drawings," as that term is defined in this Section 3.1. Tenant shall also retain the engineering consultants designated by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC and lifesafety work of the Tenant Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." All Construction Drawings shall comply with the drawing format and specifications as reasonably determined by Landlord, and shall be subject to Landlord's reasonable approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

     3.2   Final Space Plan. Tenant and the Architect shall prepare the final
           ----------------
space plan, if any, for Tenant Improvements in the Premises (collectively, the "Final Space Plan"), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Landlord for Landlord's approval.

     3.3   Final Working Drawings. Tenant, the Architect and the Engineers
           ----------------------
shall complete the architectural and engineering drawings, if any, for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval.

     3.4   Permits. The Final Working Drawings shall be approved by Landlord
           -------
(the "Approved Working Drawings") prior to the commencement of the construction of the Tenant Improvements. Tenant shall cause the Architect to immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow "Contractor," as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Tenant Improvements (the "Permits"). No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

     3.5   Time Deadlines. Tenant shall use its best, good faith efforts and
           --------------
all due diligence to cooperate with the Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the permits, and with Contractor for approval of the "Cost Proposal," as that term is defined in Section 4.2 of this Tenant Work Letter, as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be determined by Landlord, to discuss Tenant's progress in connection with the same.

                                   SECTION 4
                                   ---------

                    CONSTRUCTION OF THE TENANT IMPROVEMENTS
                    ---------------------------------------

     4.1   Contractor. The contractor which shall construct the Tenant
           ----------
Improvements shall be a contractor designated by Landlord. The contractor selected may be referred to herein as the "Contractor".

     4.2   Cost Proposal. After the Approved Working Drawings are signed by
           -------------
Landlord and Tenant, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the construction of the

Tenant Improvements (the "Cost Proposal"). Tenant shall approve and deliver the Cost Proposal to Landlord within three (3) business days of the receipt of the same, and upon receipt of the same by Landlord, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items. The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the "Cost Proposal Delivery Date". Failure of Tenant to timely approve and deliver the Cost Proposal shall conclusively be deemed to be Tenant's approval of such Cost Proposal.

     4.3   Construction of Tenant Improvements by Contractor under the
           -----------------------------------------------------------
Supervision of Landlord.
-----------------------

           4.3.1  Over-Allowance Amount. On the Cost Proposal Delivery Date,
                  ---------------------
Tenant shall deliver to Landlord an amount (the "Over-Allowance Amount") equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the Cost Proposal Delivery Date). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord's request as an addition to the Over-Allowance Amount.

           4.3.2  Landlord's Retention of Contractor. Landlord shall
                  ----------------------------------
independently retain Contractor, on behalf of Tenant, to construct the Tenant Improvements in accordance with the Approved Working Drawings and the Cost Proposal and Landlord shall have the right to supervise the construction by Contractor.

                                   SECTION 5
                                   ---------

                                FF&E ALLOWANCE
                                --------------

     5.1 To the extent of any unused Tenant Improvement Allowance, Landlord shall pay Tenant up to $109,525.00 ($5.00 per usable square foot of the Premises) (the "FF&E Allowance") to compensate Tenant for Tenant's actual out-of-pocket costs paid to third-parties and directly associated with the purchase and installation of furniture and fixtures, telephone installation, computer installation and hook-up and other expenses incurred by Tenant. Such payment shall be made by Landlord to Tenant within thirty (30) days after the mutual execution and delivery of this Amendment. Any such payment by Landlord hereunder shall be applied against and reduce the Tenant Improvement Allowance.

                                   SECTION 6
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     6.1   Tenant's Representative. Tenant has designated Al Laubenstein as its
           -----------------------
sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

     6.2   Landlord's Representative. Prior to commencement of construction of
           -------------------------
Tenant Improvements, Landlord shall designate a representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

     6.3   Time of the Essence in This Tenant Work Letter. Unless otherwise
           ----------------------------------------------
indicated, all references herein to a "number of days" shall mean and refer to calendar days.

                                  EXHIBIT "B"

                              SIGNAGE REGULATIONS
                              -------------------


     1   Tenant shall not install the Tenant's Top-of-Building Signage (referred to herein as "Tenant's Exterior Sign") or thereafter replace or make alterations to Tenant's Exterior Sign, until: (a) Landlord has approved, which approval shall not be unreasonably withheld, delayed or conditioned, the installation company and the professionally prepared sign plans submitted by Tenant showing the design, size, content, color and quality of materials and placement of the sign, all required engineering, and (b) Tenant has obtained and submitted to Landlord evidence of the insurance required hereunder and any permits or approvals required by law. The original installation work for Tenant's Exterior Sign shall be performed in a manner so as to avoid damage to the Project or unreasonable interference with the operation of the Project or any of its occupants. Without limiting the generality of the foregoing, Landlord shall have the right to reasonably approve all staging and other construction procedures. All installation or other work hereunder shall be performed in a good and workmanlike manner, in accordance with all governmental requirements, and at Tenant's sole cost and expense. If Tenant is required to remove any glass or other material from the Project, Tenant will obtain Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, to such removal (unless such removal is shown on the plans previously approved by Landlord) and shall store all such material with appropriate care and replace it when Tenant's Exterior Sign is removed.

     2   Once installation of Tenant's Exterior Sign has commenced, it shall be completed as soon as possible.

     3   Tenant shall maintain Tenant's Exterior Sign in good, sightly and first-class appearance, condition and repair, and so as not to detract from the appearance of the Project. Landlord shall have the right to approve the maintenance personnel. If Tenant shall fail to maintain or repair Tenant's Exterior Sign in the condition required hereunder within twenty (20) days after written notice by Landlord, Landlord may so repair and maintain Tenant's Exterior Sign, at Tenant's sole cost and expense (which Tenant shall pay to Landlord as additional rent when billed by Landlord), without limiting Landlord's other rights and remedies.

     4   Landlord shall permit Tenant reasonable access to the roof for the purposes permitted hereunder, upon reasonable advance notice (except in cases of emergency, in which case only such notice as is feasible under the circumstances shall be given) and scheduling through Landlord's management and security personnel. Access after normal business hours may be granted or required by Landlord in its reasonable discretion, and for such reasonable charges as Landlord shall impose to cover any out-of-pocket costs incurred by Landlord in connection therewith.

     5   Landlord does not represent or warrant that installation of Tenant's
Exterior Sign hereunder will comply with any applicable federal, state, county or local law or ordinances or the regulations of any of their agencies or any quasi-governmental requirements or any other applicable agreements. Landlord shall use its best efforts (without the expenditure of any money unless paid by Tenant in advance of the required expenditure) to assist Tenant in obtaining such approvals. Tenant shall at all times comply with any applicable laws, ordinances, regulations and requirements pertaining to Tenant's Exterior Sign.

     6   Except to the extent arising out of the negligence or intentional acts of Landlord, its agents or employees, Tenant shall defend, indemnify and hold Landlord harmless from and against any and all loss, cost, claim, damage, liability or expense which Landlord may incur as a direct or indirect result of Tenant's Exterior Sign or Tenant's installation, maintenance or other activities in connection therewith, including but not limited to Tenant's use of the roof or Landlord's scaffolding or other equipment, and including but not limited to reasonable attorneys' fees, whether or not any legal action is instituted. This indemnity obligation shall include Landlord's partners, officers, directors, employees, trustees, beneficiaries, affiliates and agents ("Indemnitees"). Tenant shall maintain commercial general liability insurance covering risks of bodily injury, death or property damage arising directly or indirectly out of Tenant's Exterior Sign or Tenant's installation, maintenance or other activities in connection therewith, including, but not limited to, Tenant's use of the roof or scaffolding or other equipment, in the amount of at least $2,000,000 combined single limit per occurrence with a responsible insurance company having a rating of not less than A-VIII in Best's Insurance Guide and licensed to do business in the State of California, which policy shall include a contractual liability endorsement and shall include Landlord and the other Indemnitees (as defined above) as additional insureds. Tenant shall provide a certificate of such insurance to Landlord prior to commencing the installation work for Tenant's Exterior Sign, and such insurance policy shall not be cancelable without at least fifteen (15) days written notice to Landlord. Except to the extent arising out of the negligence or intentional acts of Landlord, its agents and employees, Landlord shall not be responsible for Tenant's Exterior Sign in the event of loss or damage thereto from any cause whatsoever.

     7   Landlord shall have the right to use photographs of the Project, including Tenant's Exterior Sign, in Landlord's brochures and other advertising materials without compensation to Tenant.

     8   Upon termination of the Lease or the sign rights hereunder by expiration or otherwise, Tenant shall (and may at any time during the Current Term upon three (3) months' prior written notice) disconnect and remove Tenant's Exterior Sign and fully repair and restore the to the same condition than prior to installation of Tenant's Exterior Sign. Tenant shall promptly and properly repair during the Current Term, and upon termination of the Lease, or the sign rights hereunder, any roof leaks or other damage or injury to the roof, or the Project (or any portion thereof, contents thereof or equipment associated therewith) caused by Tenant's Exterior Sign or its installation, use, maintenance or removal, except to the extent arising out of the negligence or intentional acts of Landlord, its agents or employees. If Tenant does not commence to repair any such leaks, damage or injury, or does not commence to remove (after Tenant's sign rights hereunder have terminated) Tenant's Exterior Sign within seven (7) days after written request, or if Tenant does not thereafter proceed to diligently complete such work, Tenant hereby authorizes Landlord to make such repairs or remove and dispose of Tenant's Exterior Sign, and Tenant shall promptly pay

Landlord's reasonable charges for doing so as additional rent. Landlord shall not be liable for any property so disposed or removed by landlord.

     9   Tenant's rights to Tenant's Exterior Sign as set forth in this Exhibit
"B" shall constitute a license coupled with an interest. Landlord agrees not to revoke this license until the Current Term (including any options to renew thereunder validly exercised) expires or is sooner terminated, unless Tenant shall be in default under the Lease.

                               CERTIFIED COPY OF

                       BOARD OF DIRECTORS RESOLUTIONS OF

                           JB OXFORD HOLDINGS, INC.


     The undersigned, being the duly elected Corporate Secretary of JB Oxford Holdings, Inc., a Utah corporation ("Corporation"), hereby certifies that the following is a true, full and correct copy of the resolutions adopted by the Corporation by unanimous written consent in lieu of a special meeting of its Board of Directors, and that said resolutions have not been amended or revoked as of the date hereof.

     RESOLVED, that the Corporation is hereby authorized to execute, deliver and fully perform that certain document entitled Amendment No. 6 to Lease ("Amendment") by and between the Corporation and Arden Realty Limited Partnership, a Maryland limited partnership, for the lease of space at 9665 Wilshire Boulevard, Beverly Hills, California.

     RESOLVED FURTHER that the Corporation is hereby authorized and directed to make, execute and deliver any and all consents, certificates, documents, instruments, amendments, confirmations, guarantees, papers or writings as may be required in connection with or in furtherance of the Amendment (collectively with the Amendment, the "Documents") or any transactions described therein, and to do any and all other acts necessary or desirable to effectuate the foregoing resolution.

     RESOLVED FURTHER that the following officers acting together: ____________ as _______________________ and ________________________ as ____________________
are authorized to execute and deliver the Documents on behalf of the Corporation, together with any other documents and/or instruments evidencing or ancillary to the Documents, and in such forms and on such terms as such officer(s) shall approve, the execution thereof to be conclusive evidence of such approval and to execute and deliver on behalf of the Corporation all other documents necessary to effectuate said transaction in conformance with these resolutions.


Dated: __________________________


                                     ___________________________________________
                                     ______________________, Corporate Secretary

                               CERTIFIED COPY OF

                       BOARD OF DIRECTORS RESOLUTIONS OF

                              JB OXFORD & COMPANY


     The undersigned, being the duly elected Corporate Secretary of JB Oxford & Company, a Utah corporation ("Corporation"), hereby certifies that the following is a true, full and correct copy of the resolutions adopted by the Corporation by unanimous written consent in lieu of a special meeting of its Board of Directors, and that said resolutions have not been amended or revoked as of the date hereof.

     RESOLVED, that the Corporation is hereby authorized to execute, deliver and fully perform that certain document entitled Amendment No. 6 to Lease ("Amendment") by and between the Corporation and Arden Realty Limited Partnership, a Maryland limited partnership, for the lease of space at 9665 Wilshire Boulevard, Beverly Hills, California.

     RESOLVED FURTHER that the Corporation is hereby authorized and directed to make, execute and deliver any and all consents, certificates, documents, instruments, amendments, confirmations, guarantees, papers or writings as may be required in connection with or in furtherance of the Amendment (collectively with the Amendment, the "Documents") or any transactions described therein, and to do any and all other acts necessary or desirable to effectuate the foregoing resolution.

     RESOLVED FURTHER that the following officers acting together:
_____________ as _______________________ and ________________________ as
____________________ are authorized to execute and deliver the Documents on behalf of the Corporation, together with any other documents and/or instruments evidencing or ancillary to the Documents, and in such forms and on such terms as such officer(s) shall approve, the execution thereof to be conclusive evidence of such approval and to execute and deliver on behalf of the Corporation all other documents necessary to effectuate said transaction in conformance with these resolutions.


Dated: __________________________


                                     ___________________________________________
                                     ______________________, Corporate Secretary

                                      -1-